Exhibit 4.2

NUMBER * B-01 *	SOUTHCREST FINANCIAL GROUP,INC. INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA	SHARES * *

Transfer of this stock is restricted in accordance with
conditions printed on the reverse of this certificate.

THIS CERTIFIES THAT	UNITED STATES DEPARTMENT OF THE TREASURY

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF
FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B, NO PAR VALUE, OF

SOUTHCREST FINANCIAL GROUP, INC.

(hereinafter called the "Company").  The Company will furnish, without charge, a summary of the designations, relative rights, preferences and limitations applicable to the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of the Company, the variations in rights, preferences and limitations determined for each series and the authority of the board of directors to determine variations for future series, upon written request. The shares represented by this certificate are transferable on the books of the Company by said owner or by his or her duly authorized attorney, upon the surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Date:  July 17, 2009
[SEAL]
/s/ Douglas J. Hertha	/s/ Larry T. Kuglar
Douglas J. Hertha	Larry T. Kuglar
Secretary	President and Chief Executive Officer

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:

TEN COM	-	AS TENANTS IN COMMON	UGMA/(STATE)		CUSTODIAN
TEN ENT	-	AS TENANTS BY THE ENTIRETIES		(CUSTODIAN)		(MINOR)
JTWROS	-	AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON	UNDER THE UNIFORM GIFT TO MINORS ACT/(STATE)

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said shares on the records of the within-named Company with full power of substitution in the premises

(DATE)

AND
(SIGNATURE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.)

(SIGNATURE GUARANTEE:  SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK, A SAVINGS AND LOAN ASSOCIATION OR A TRUST COMPANY IN THE UNITED STATES OR BY A MEMBER FIRM OF ANY NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.)